Exhibit 4.2

GAMEFLY, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of November 15, 2004, by and among GameFly, Inc., a Delaware corporation (the “Company”), the holders of the Company’s Series A Preferred Stock set forth on Exhibit A attached hereto (the “Series A Holders”), the holders of the Company’s Series B Preferred Stock set forth on Exhibit B attached hereto (the “Series B Holders”), the holders of the Company’s Series C Preferred Stock set forth on Exhibit C attached hereto (the “Series C Holders”), the holders of Series D Preferred Stock set forth on Exhibit D attached hereto (the “Series D  Holders,” and together with the Series A Holders, the Series B Holders and the Series C Holders, the “Investors”), Silicon Valley Bancshares (“SVB”), Best Buy Stores, L.P. (“Best Buy”) and Edward C. Lenk, Sean Spector, Jung Suh and David Hodess, each of whom is herein referred to as a “Founder.”

RECITALS

A.            The Company, SVB, Best Buy, the Series A Holders, the Series B Holders, the Series C Holders and the Founders have previously entered into a Second Amended and Restated Investors’ Rights Agreement dated March 4, 2004 (the “Prior Rights Agreement”), pursuant to which the Company granted SVB, the Series A Holders, the Series B Holders, the Series C Holders and the Founders certain rights.

B.            The Company and the Series D Holders have entered into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to the Series D Holders and the Series D Holders desire to purchase from the Company shares of the Company’s Series D Preferred Stock. A condition to the Series D Holders’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to (i) amend and restate all the terms and conditions of the Prior Rights Agreement; and (ii) provide the Series D Holders with (a) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Series D Preferred Stock held by the Series D Holders; (b) certain rights to receive or inspect information pertaining to the Company; and (c) a right of first offer with respect to certain issuances by the Company of its securities. The Company desires to induce the Series D Holders to purchase shares of Series D Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

C.            The Company, SVB, Best Buy, the Series A Holders, the Series B Holders, the Series C Holders and the Founders each desire to amend and restate the Prior Rights Agreement to add the Series D Holders as parties to this Agreement and make certain other changes.

AGREEMENT

The parties hereby agree as follows:

A.            Amendments of Prior Rights Agreement; Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities (as defined in the Prior Rights Agreement), not including the Founders’ Stock (as defined in the Prior Rights Agreement), and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, SVB, Best Buy, the Founders, and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, SVB, Best Buy, the Founders and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein. The Series A Holders, Series B Holders and Series C Holders that are Major Investors (as defined in the Prior Rights Agreement) hereby waive the Right of First Offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series D Preferred Stock.

AGREEMENT

The parties hereby agree as follows:

1.             Registration Rights. The Company and the Investors covenant and agree as follows:

1.1            Definitions. For purposes of this Section 1:

(a)           The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(b)           The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(c)           The term “Founders’ Stock” means the shares of Common Stock issued to the Founders;

(d)           The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e)           The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock in connection with which all the then-outstanding shares of Preferred Stock are converted into shares of Common Stock pursuant to the Company’s Restated Certificate of Incorporation as such Restated Certificate of Incorporation may be amended from time to time;

(f)            The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(g)           The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock other than the SVB Stock, the Best Buy Stock (as hereinafter defined) and shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the shares of Founders’ Stock, SVB Stock and the shares of Common Stock issuable or issued upon conversion of the Preferred Stock issuable or issued to Best Buy or its affiliates, upon exercise of warrants issued to Best Buy pursuant to that certain Strategic Marketing Agreement, dated October 15, 2003, entered into by and between the Company and Best Buy (the “Best Buy Stock”), provided, however, that for the purposes of Section 1.2, 1.4 or 1.13 the Founders’ Stock, SVB Stock and Best Buy Stock shall not be deemed Registrable Securities and the Founders, SVB and Best Buy shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;

(h)           The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(i)            The term “SEC” means the Securities and Exchange Commission;

(j)            The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder; and

(k)           The term “SVB Stock” means the Series A Preferred Stock issuable to SVB upon exercise of that certain Warrant to Purchase Stock, dated January 21, 2003.

1.2           Request for Registration.

(a)           If the Company shall receive at any time after the earlier of (i) November 15, 2008, or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act where the reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 3.5.

(b)           If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve-month period and the right to defer such filing shall not exceed an aggregate of 120 days in any 12 month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d)           In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)            After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)           During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, and further provided that the Company delivers written notice of the Company’s intent to file a registration statement to the Holders requesting registration pursuant to this Section 1.2 within 30 days of the Company’s receipt of such registration request; or

(iii)          If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3           Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4           Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 75 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than twice in any 12-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such seventy five (75) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c)           If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of “Section 1.4” for references to “Section 1.2”).

(d)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5           Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c)           Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(g)           Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or trading system on which similar securities issued by the Company are then listed.

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)            Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable, provided, however, if other Holders request inclusion of such number of additional Registrable Securities in such registration that would result in the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration equaling or exceeding the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable, the Company shall be obligated to proceed with such registration.

1.7           Expenses of Registration.

(a)           Demand Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based on the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b)           Company Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c)           Registration on Form S-3.  All expenses incurred in connection with a registration requested pursuant to Section 1.4 (exclusive of any underwriters’ discounts or commissions associated with Registrable Securities), including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

1.8           Underwriting Requirements.  In connection with any offering involving  an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. Further, in no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities are also excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10         Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, accountants, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter, controlling person or other aforementioned person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, legal counsel and accountants for the Company any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)           If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)            The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11         Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)           take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12         Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) who, after such transfer or assignment, holds at least 2% of the Registrable Securities, (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13         Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement (other than this

Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14         Lock-Up Agreement.

(a)           Lock-Up Period; Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b)           Limitations.  The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company, all one-percent securityholders and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c)           Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d)           Transferees Bound.  Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

1.15         Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) 5 years following the consummation of a Qualified IPO or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration.

2.             Covenants of the Company.

2.1           Delivery of Financial Statements.  The Company shall deliver to (i) each Holder of at least 750,000 (subject to adjustments for stock splits, stock dividends, reclassifications or the like) shares of Registrable Securities (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company) and (ii) Silicon Valley BancVentures, L.P., or its affiliates (“SVBV”), for so long as SVBV continues to hold at least 80% of the Registrable Securities originally purchased by SVBV:

(a)           as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company occurring after the date hereof, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b)           as soon as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c)           within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d)           as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e)           with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so.

2.2           Inspection.  The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3           Right of First Offer.  Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, Major Investor includes (i) any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds, and (ii) SVBV, for so long as SVBV continues to hold at least 80% of the Registrable Securities originally purchased by SVBV. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)           The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b)           Within 20 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares (“Pro Rata Portion”) which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities).

(c)           The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)           The right of first offer in this Section 2.3 shall not be applicable to (i) Common Stock issued pursuant to stock dividends, stock splits or similar transactions; (ii) shares of Common Stock issued or issuable to employees, consultants or directors of the Company for the primary purpose of soliciting their services directly or pursuant to a stock option plan or restricted stock plan approved by the Board; (iii) capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions; provided such issuances are for other than primarily equity financing purposes; (iv) shares of Common Stock or Preferred Stock issuable upon exercise of warrants (y) outstanding as of the date hereof or (z) which the Company is contractually obligated to issue as of the date hereof; (v) capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board; (vi) shares of Series D Preferred Stock issued or sold pursuant to the Purchase Agreement and shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock; (vii) shares of Common Stock issuable or issued in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock; (viii) shares of Common Stock issuable or issued with the affirmative vote of a majority of the then outstanding Resistrable Securities set forth in Section 1.1(g)(i), voting together as a single class and not as separate series, on an as-if converted to Common Stock basis (provided that Major Investors holding such Registrable Securities consent to the waiver of the right of first offer to such issuance (voting together as a single class and not as separate series, on an as-if converted to Common Stock basis)); and (ix) capital stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Company’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4           Confidential Information and Invention Assignment Agreements.  The Company shall require all employees and consultants with access to confidential information to execute and deliver a Confidential Information and Invention Assignment Agreement in substantially the form approved by the Board.

2.5           Employee Agreements.  Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of the

Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (i) vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter and (ii) a 180-day lockup period in connection with the Company’s initial public offering. The Company shall retain a right of first refusal on transfers until the Company’s initial public offering and the right to repurchase unvested shares at cost.

2.6           Termination of Covenants.

(a)           The covenants set forth in Sections 2.1 through Section 2.5 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

(b)           The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the event described in Section 2.6(a) above.

3.              Miscellaneous.

3.1            Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.2           Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Company’s Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3            Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock, SVB Stock or Best Buy Stock; provided, however, that if such amendment or waiver has the effect of affecting the Founders’ Stock, SVB Stock or Best Buy Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, SVB Stock or Best Buy Stock, as applicable, then such amendment or waiver shall require the consent of the holder or holders of a majority of the Founders’ Stock, SVB Stock or Best Buy Stock, as applicable, provided, further, that any amendment or waiver that changes the rights or obligations of one or more Investors under this Agreement so as to affect them adversely in a manner different than other similarly situated Investors shall require the consent of the Investors that hold a majority of the Registrable Securities held by all of such adversely affected Investors, voting as a separate class. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series D Preferred Stock as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.4           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages or an exhibit attached hereto, and if to the Company, with a copy to Heller Ehrman White & McAuliffe, LLP, 2775 Sand Hill Road, Menlo Park, CA 94025, Attn: Glen R. Van Ligten.

3.5           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.6           Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.7           Counterparts.  This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.8           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.9           Aggregation of Stock.  All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10         Revocability of Certain SVBV Rights.  The Company may, upon five (5) business days prior written notice to SVBV, revoke any and all rights granted to SVBV pursuant to Section 2.1 (Delivery of Financial Statements) and Section 2.3 (Right of First Offer) if the Company determines, in its sole discretion, that SVBV has made an investment in any entity that the Company reasonably deems to be competitive with the Company’s business. SVBV hereby warrants that it shall notify the Company in writing of any such investment that may reasonably be deemed to be competitive to the Company’s business within five (5) business days of the closing of such investment.

[Signature Pages Follow]

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

GAMEFLY, INC.

By:	/s/ David Hodess
David Hodess
President and Chief Executive Officer

Address:	3000 Ocean Park Blvd.
Suite 2014
Santa Monica, CA 90405
Facsimile:	(310) 664-6788

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

LEHMAN BROTHERS PARTNERSHIP ACCOUNT 2000/2001, L.P.

By:	Lehman Brothers Partnership GP
2000/2001, L.P., its General Partner

By:	LB I Group Inc., its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT 2000/2001, L.P.

By:	Lehman Brothers Offshore Partnership GP
2000/2001, L.P., its General Partner

By:	Lehman Brothers Offshore Partners Ltd., its
General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

LEHMAN BROTHERS VENTURE CAPITAL 2003 PARTNERSHIP

By:	Lehman Brothers Venture Associates 2003
LLC, its General Partner

By:	LB I Group Inc., its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS P.A. LLC

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS VENTURE CAPITAL PARTNERS II, L.P.

By:	Lehman Brothers Venture Associates II
LLC, its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

LEHMAN BROTHERS VENTURE PARTNERS 2003-C, L.P.

By: Lehman Brothers Venture GP Partnership 2003 L.P., its General Partner

By: Lehman Brothers Venture Associates 2003 LLC, its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS VENTURE PARTNERS 2003-P, L.P.

By: Lehman Brothers Venture GP Partnership 2003 L.P., its General Partner

By: Lehman Brothers Venture Associates 2003 LLC, its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL IX
SEQUOIA CAPITAL ENTREPRENEURS ANNEX FUND

By:	SC IX.I Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Mark Kvamme
Managing Member

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL X
SEQUOIA TECHNOLOGY PARTNERS X
SEQUOIA CAPITAL X PRINCIPALS FUND

By:	SC X Management, L.L.C
A Delaware Limited Liability Company General Partner of Each

By:	/s/ Mark Kvamme
Managing Member

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SILICON VALLEY BANCVENTURES, L.P.

By:	SILICON VALLEY BANCVENTURES, INC.

Its:	General Partner

By:	/s/ Douglas Hamilton

Name:
(print)

Title:	Investment Manager

Address:	3000 Sand Hill Road
Building 1, Suite 240
Menlo Park, CA 94025
Facsimile:	650-233-9061

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

HEWM/VLG INVESTMENTS LLC
By:	Heller Ehrman White & McAuliffe LLP
Manager

/s/ Michael A. Morrissey
Signature

Michael A. Morrissey
Authorized Signatory
Print Name and Title (if entity)

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GLEN R. VAN LIGTEN

/s/ Glen R. Van Ligten
Signature

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

The parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Edward C. Lenk
Edward C. Lenk

Address:	112 Amber Valley Drive
Orinda, CA 94563
Facsimile:	415-427-0275

/s/ Sean Spector
Sean Spector

Address:	5870 West Jefferson Blvd.
Suite J
Los Angeles, CA 90016

/s/ Jung Suh
Jung Suh

Address:	5870 West Jefferson Blvd.
Suite J
Los Angeles, CA 90016

/s/ David Hodess
David Hodess

Address:	5870 West Jefferson Blvd.
Suite J
Los Angeles, CA 90016

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED
INVESTORS RIGHTS AGREEMENT
GAMEFLY, INC.

EXHIBIT A

SERIES A HOLDERS

Name/Address/Fax No.	No. of Shares of Series A Preferred

Sequoia Capital X	1,379,000
3000 Sand Hill Road
Bldg. 4, Suite 180
Menlo Park, CA 94025
Attn: Michael Moritz
Telephone: 650/854 3927
Fax: 650/854 2977

Sequoia Technology Partners X	204,400
3000 Sand Hill Road
Bldg. 4, Suite 180
Menlo Park, CA 94025
Attn: Michael Moritz
Telephone: 650/854 3927
Fax: 650/854 2977

Sequoia Capital X Principals Fund	166,600
3000 Sand Hill Road
Bldg. 4, Suite 180
Menlo Park, CA 94025
Attn: Michael Moritz
Telephone: 650/854 3927
Fax: 650/854 2977

Geoffrey P.M. Goodman	25,000
P.O. Box 675887
Rancho Santa Fe, CA 92067

Michael Joe	25,000
12 Cardinal Drive
Westwood, MA 02090

Wesley Hein	25,000
779 Latimer Road
Santa Monica, CA 90402

Name/Address/Fax No.	No. of Shares of Series A Preferred

Stewart M. Kim	25,000
11111 Santa Monica Blvd. #910
Los Angeles, CA 90025

DF Associates – GameFly	50,000
21515 Hawthorne Blvd.
Suite 1200
Torrance, CA 90503

Frank Han	25,000
63 Fountainhead Circle
Henderson, NV 89052

Marc Kozin	25,000
40 Robinson Road
Lexington, MA 02420

VLG Investments LLC	29,500
c/o Venture Law Group
2775 Sand Hill Road
Menlo Park, CA 94025

Trimus II Partners	20,500
1620 26th Street
South Tower – Suite 300
Santa Monica, CA 90404

EXHIBIT B

SERIES B HOLDERS

Name/Address/Fax No.	No. of Shares of Series B Preferred

Sequoia Capital X	2,594,880
3000 Sand Hill Road
Bldg. 4, Suite 180
Menlo Park, CA 94025
Attn: Michael Moritz
Telephone: 650/854 3927
Fax: 650/854 2977

Sequoia Technology Partners X	373,760
3000 Sand Hill Road
Bldg. 4, Suite 180
Menlo Park, CA 94025
Attn: Michael Moritz
Telephone: 650/854 3927
Fax: 650/854 2977

Sequoia Capital X Principals Fund	231,360
3000 Sand Hill Road
Bldg. 4, Suite 180
Menlo Park, CA 94025
Attn: Michael Moritz
Telephone: 650/854 3927
Fax: 650/854 2977

Peter Thiel	200,000
c/o Clarium Capital Management, LLC
555 California Street
Suite 4360
San Francisco, CA 94104

Silicon Valley Bancventures, L.P.	200,000
Building 1, Suite 240
3000 Sand Hill Road
Menlo Park, CA 94025

EXHIBIT C

SERIES C HOLDERS

Name/Address/Fax No.	No. of Shares of Series C Preferred

Sequoia Capital X 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	612,088

Sequoia Technology Partners X 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	89,053

Sequoia Capital X Principals Fund 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	61,297

Sequoia Capital IX.I Holdings, L.L.C. 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	1,011,758

Peter Thiel c/o Clarium Capital Management, LLC 555 California Street Suite 4360 San Francisco, CA 94104	80,646

Silicon Valley Bancventures, L.P. Building 1, Suite 240 3000 Sand Hill Road Menlo Park, CA 94025	80,646

Marc Kozin 40 Robinson Road Lexington, MA 02420	8,065

Wesley Hein 779 Latimer Road Santa Monica, CA 90402	8,065

Geoffrey P.M. Goodman P.O. Box 675887 Rancho Santa Fe, CA 92067	8,065

Stewart M. Kim 11111 Santa Monica Blvd. #910 Los Angeles, CA 90025	8,065

Michael Joe 12 Cardinal Drive Westwood, MA 02090	8,065

Trimus II Partners c/o Stephen Paul 1620 26th Street South Tower – Suite 300 Santa Monica, CA 90404	8,065

Michael D. Robertson and Kimberly A. Robertson Trustees of the Robertson Family Trust dated 8/11/2003 519 Aliso Avenue Newport Beach, CA 92663	8,065

2

EXHIBIT D

SERIES D HOLDERS

Name/Address/Fax No.	No. of Shares of Series D Preferred

Lehman Brothers Venture Capital Painters II, L.P. c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	166,694

Lehman Brothers P.A. LLC c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	117,045

Lehman Brothers Partnership Account 2000/2001, L.P. c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	52,735

Lehman Brothers Offshore Partnership Account 2000/2001, L.P c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	13,677

Lehman Brothers Venture Partners 2003 - C LP c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	267,357

Lehman Brothers Venture Partners 2003 - P LP c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	278,614

Lehman Brothers Venture Capital 2003 Partnership c/o Lehman Brothers Venture Capital 155 Linfield Drive Menlo Park, CA 94025	162,611

Sequoia Capital X 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	633,593

Sequoia Technology Partners X 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	91,261

Sequoia Capital X Principals Fund 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	56,491

Sequoia Capital IX 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	276,996

Sequoia Capital Entrepreneurs Annex Fund 3000 Sand Hill Road Bldg. 4, Suite 180 Menlo Park, CA 94025 Attn: Michael Moritz Telephone: 650/854 3927 Fax: 650/854 2977	26,861

Silicon Valley Bancventures, L.P. Building 3, Suite 150 3000 Sand Hill Road Menlo Park, CA 94025	92,639

HEWM/VLG Investments LLC 275 Middlefield Road Menlo Park, CA 94025 Attn: Sylvia Kartika	11,910

Glen R. Van Ligten 35 Hudson Street Redwood City, CA 94062	1,323

2

GAMEFLY, INC.

AMENDMENT TO THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS
AGREEMENT

This Amendment to Third Amended and Restated Investors’ Rights Agreement (the “Amendment”) is made as of March 1, 2007, between GameFly, Inc., a Delaware corporation (the “Company”), and the parties set forth on the signature pages hereto.

The Company, certain investors and certain holders of Common Stock have entered into a Third Amended and Restated Investors’ Rights Agreement dated November 15, 2004 (the “Rights Agreement”). In connection with a debt financing with Silicon Valley Bank the Company will issue a warrant (the “Warrant”) to Silicon Valley Bank to purchase, upon the occurrence of certain conditions, shares of the Company’s Common Stock. As a condition to the financing, the Company has agreed to grant Silicon Valley Bank certain registration rights with respect to the shares of the Company’s Common Stock issuable upon exercise of the Warrant (the “Warrant Stock”), and certain Investors (as defined in the Rights Agreement) desire to amend the Rights Agreement to include the Warrant Stock thereunder for certain limited purposes.

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, on behalf of themselves and on behalf of all of the Investors (as such term is defined in the Rights Agreement), as follows:

1.             Section 1.1(k) of the Rights Agreement shall be amended in its entirety as follows:

“(k)         The term “SVB Stock” means (a) the Series A Preferred Stock issuable to SVB upon exercise of that certain Warrant to Purchase Stock, dated January 21, 2003, and (b) the Common Stock issuanble to Silicon Valley Bank upon exercise of that certain Warrant to Purchase Stock, dated March 1, 2007.”

2.             Silicon Valley Bank and any other holder of the Warrant or the Common Stock issuable upon exercise thereof agree to be bound by the obligations contained in the Rights Agreement, including without limitation the “Lock-Up Agreement” contained in Section 1.14 of the Rights Agreement.

3.             The Rights Agreement as modified herein shall remain in full force and effect as so modified.

[Signature Pages Follow]

The parties have executed this Amendment to Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

THE COMPANY:

GAMEFLY, INC.

/s/ David Hodess
David Hodess, Chief Executive Officer

The parties have executed this Amendment to Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

LEHMAN BROTHERS VENTURE PARTNERS 2003-C, L.P.

By: Lehman Brothers Venture GP Partnership 2003 L.P., its General Partner

By: Lehman Brothers Venture Associates 2003 LLC, its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS VENTURE PARTNERS 2003-P, L.P.

By: Lehman Brothers Venture GP Partnership 2003 L.P., its General Partner

By: Lehman Brothers Venture Associates 2003 LLC, its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

The parties have executed this Amendment to Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

LEHMAN BROTHERS VENTURE CAPITAL 2003 PARTNERSHIP

By:	Lehman Brothers Venture Associates 2003
LLC, its General Partner

By:	LB I Group Inc., its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS P.A. LLC

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS VENTURE CAPITAL PARTNERS II, L.P.

By:	Lehman Brothers Venture Associates II
LLC, its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

The parties have executed this Amendment to Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

LEHMAN BROTHERS PARTNERSHIP ACCOUNT 2000/2001, L.P.

By:	Lehman Brothers Partnership GP
2000/2001, L.P., its General Partner

By:	LB I Group Inc., its General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

LEHMAN BROTHERS OFFSHORE PARTNERSHIP ACCOUNT 2000/2001, L.P.

By:	Lehman Brothers Offshore Partnership GP
2000/2001, L.P., its General Partner

By:	Lehman Brothers Offshore Partners Ltd., its
General Partner

By:	/s/ Tom Banahan

Name:	Tom Banahan

Title:	Managing Director

The parties have executed this Amendment to Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SEQUOIA CAPITAL X
SEQUOIA TECHNOLOGY PARTNERS X
SEQUOIA CAPITAL X PRINCIPALS FUND

By:	SC X Management, L.L.C
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Mark Kvamme
Managing Member

The parties have executed this Amendment to Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

SEQUOIA CAPITAL IX
SEQUOIA CAPITAL ENTREPRENEURS ANNEX FUND

By:	SC IX.I Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Mark Kvamme
Managing Member